                                                                   EXHIBIT 10.17

                         ISV SOFTWARE LICENSE AGREEMENT


      THIS ISV SOFTWARE LICENSE AGREEMENT is entered into this 1st day of August, 1999 (the "Effective Date") by and between WEBXPRESS, INC., a BEA Company and Delaware corporation with principal offices at 550 California Street, 10th Floor, San Francisco, California 94104 ("WebXpress") and ELOQUENT, a Delaware corporation with principal offices at 2000 Alameda de las Pulgas, Suite 100, San Mateo, CA 94403 ("Licensee").

                                    RECITALS

      WHEREAS, WebXpress desires to great to Licensee, and Licensee desires to receive from WebXpress, a worldwide, non-exclusive license to integrate WebXpress's proprietary software in object code format into Integrated Products (as hereinafter defined), and to distribute such WebXpress software as integrated into Integrated Products, all in accordance with the terms of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                    AGREEMENT

1.    DEFINITIONS.

      For purposes of this Agreement the following terms shall have the meanings set forth below.

      1.1 "AFFILIATE" means an entity controlling, controlled by, or under common control with Licensee. For purposes of this definition, "control" or any correlative form thereof, means the ownership of more than fifty percent of the voting stock of such entity, or if such entity is not a corporation, the ability to control the day-to-day operations and business of such entity.

      1.2 "DISTRIBUTOR" means an Affiliate, or third party distributor or reseller, appointed by Licensee under the terms of this Agreement, who acquires Integrated Products from Licensee solely for the purpose of distributing such Integrated Products to End-Users, and not for such party's internal business purposes. Any Distributor who seeks to make use of any Integrated Product for its own internal business purposes must do so under the terms of an End-User License Agreement.

      1.3 "DISTRIBUTION AGREEMENT" means a written agreement between Licensee and a Distributor, signed by both parties, covering the distribution by such Distributor of any Integrated Product to End-Users, which agreement is consistent with, and no less protective or WebXpress's proprietary and intellectual property rights, than the terms of this Agreement.

      1.4 "END-USER" means a person or entity who acquires Integrated Products from Licensee or a Distributor for such person or entity's internal business purposes, and not for sale, resale, lease or any other form of distribution to third parties.


                                       1.
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      1.5 "END-USER LICENSE AGREEMENT" means a written agreement between either
Licensee or a Distributor, and an End-User, which agreement is either signed by both parties or is in "shrinkwrap" or "click-on" form, covering the licensing of an Integrated Product to such End-User. Such agreement must be consistent with, and no less protective of WebXpress's proprietary and intellectual property rights in the WebXpress Software, than the terms of this Agreement. Without limitation, an End-User License Agreement must contain terms consistent with the applicable provisions of Section 2.3 of this Agreement.

      1.6 "INTEGRATED PRODUCT" means an application software product created by Licensee through the integration of WebXpress Software with application software programs proprietary to Licensee ("Licensee Applications'). All Integrated Products are subject to the restrictions on development, use and distribution set forth in Section 2 of this Agreement. The Integrated Products covered by this Agreement are described in greater detail in Schedule B, attached hereto and made a part hereof.

      1.7 "WEBXPRESS SOFTWARE" means the machine-readable, compiled, object code form or WebXpress's proprietary software and associated documentation. The specific WebXpress Software covered by this Agreement is set forth on Schedule A, attached hereto and made a part hereof. Provided that Licensee is not in material breach of this Agreement and is current in its payment of annual support fees, the WebXpress Software covered by this Agreement shall also include the object code farm of any subsequent releases or successor products of the WebXpress Software set forth an Schedule A, and any modifications (including bug fixes, error corrections, enhancements and updates) to which Licensee may be entitled pursuant to the terms Schedule E.

2.    LICENSE; GRANT.

      2.1 LICENSE TO REPRODUCE AND DISTRIBUTE. Subject to the terms and conditions of this Agreement, WebXpress hereby grants to Licensee, under WebXpress's intellectual property rights in and to the WebXpress Software, a worldwide, non-exclusive, non-transferable license: (i) to integrate the WebXpress Software into Integrated Products; (ii) to reproduce the WebXpress Software as so integrated into integrated Products; and (iii) to distribute the WebXpress Software as integrated into Integrated Products solely to End-Users who are subject to an End-User License Agreement. Licensee shall make no use of any copies of the WebXpress Software except as provided in this Section 2.1. Licensee may sublicense the distribution rights granted under this Section 2.1 solely as described in Section 2.2. All rights not specifically granted herein shall be retained by WebXpress.

      2.2 SUBLICENSING. WebXpress grants to Licensee the right to appoint Distributors to distribute the Integrated Products to End-Users, All Distributors appointed by Licensee must execute a Distribution Agreement. Licensee will use reasonable commercial efforts to ensure that such Distributors comply with the terms of their respective Distribution Agreements and will inform WebXpress promptly of any known violation, infringement or breach.


                                       2.
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      2.3 RESTRICTIONS. Licensee's rights under Section 2.1 are, without limitation on any other restrictions set forth in this Agreement, subject to the following limitations and restrictions:

            (i) Each and every End-User Agreement and each and every Distributor Agreement shall provide that the End-User or Distributor, as the case may be, may not under any circumstances attempt, or knowingly encourage others to attempt to decompile, decipher, disassemble, reverse engineer or otherwise decrypt or discover the source code of all or any portion of the Integrated Product, including the WebXpress Software embedded therein;

            (ii) Each and every End-User Agreement shall provide that the End-User may not under any circumstances use the WebXpress Software or any of its API's in any manner except indirectly in connection with the use of The Licensee Application portion of the Integrated Product, and that the End User may not run any third party software applications directly on the WebXpress Software or any of its API's, without first purchasing a license for such use from WebXpress; Licensee may not, under any circumstances, distribute the WebXpress Software or any of its API's as standalone products;

            (iii) Licensee shall not integrate the WebXpress Software with any products other than the integrated Products without first obtaining WebXpress's prior written consent.

      2.4 LICENSEE CERTIFICATION. Licensee represents and warrants to and for the benefit of WebXpress that each Integrated Product contains a significant enhancement of features and/or functionality to the WebXpress Software embedded therein, and that each Integrated Product is substantially different from any of WebXpress's products and does not compete with any WebXpress products.

      2.5 PROPRIETARY NOTICES. Licensee shall not remove, efface or obscure any copyright notices or other proprietary notices or legends from any WebXpress Software or WebXpress material-provided hereunder, and shall reproduce all such notices and legends when incorporating the WebXpress Software into the Integrated Products.

      2.6   BRANDING AND QUALITY CONTROL PROVISIONS.

            2.6.1 "WEBXPRESS CHARGED" SEAL. Licensee shall insert and maintain the "WebXpress Charged" seal (the "Seal" within the Integrated Product such that users of the Integrated Product are exposed to the Seal during normal use of the product. The Seal shall at least be featured within any Integrated Product's startup splash screen, under any "About" menu item describing the Integrated Product's release details. Licensee shall insert and maintain the Seal within related marketing materials for the Integrated Product including but not limited to printed and electronic datasheets, direct mail, user documentation, product packaging, advertisements, and Licensee's website for such material printed or created after execution of this Agreement. The Seal is available to the Licensee from the WebXpress website at http://weblogic.beasys.com/index.htm.

            2.6.2 QUALITY CONTROL PROVISIONS. The Licensee Application(s) shall be of at least the same quality as Licensee's other products of a similar name, or, if Licensee has no other products of a similar nature, the Licensee's Applications shall be of at least the same quality as


                                       3.
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the average quality of other products of a similar nature which are generally available to the public.

            2.6.3 Licensee agrees to include a referral to the WebXpress website on the Licensee's website.

      2.7 OWNERSHIP. The WebXpress Software is licensed, not sold to Licensee. Except as specifically licensed to Licensee hereunder, WebXpress retains all right, title and interest, including all intellectual property rights, in and to the WebXpress Software.

      2.8 EVIDENCE OF COMPLIANCE. Upon request of WebXpress, Licensee shall promptly, and in any event within thirty (30) days, provide WebXpress with any and all evidence reasonably necessary to confirm Licensee's compliance with the provisions of Sections 2.1 through 2.6.

3.    LICENSE AND SUPPORT FEES.

      3.1 LICENSE AND SUPPORT FEES. Licensee shall owe to WebXpress license and support fees, and WebXpress shall deliver to Licensee enabling code as set forth on Schedule C. All license and support fees will be paid on a calendar quarterly basis within 30 days after the end of the quarter. Included with the payment, Licensee will provide WebXpress a report containing the information set forth on Schedule C.

      3.2 AUDIT. Licensee shall maintain complete and accurate accounting and distribution records, in accordance with generally accepted accounting practices, to support and document license fees payable in connection with this Agreement. Such records shall be retained for a period of one (1) year after the license fees which relate to such records have been accrued and paid. Licensee shall, upon written request from WebXpress, provide access to such records to an independent auditor chosen by WebXpress for the purposes of audit. If any such audit discloses a shortfall in payment to WebXpress of more than ten percent (10%) for any quarter, Licensee agrees to pay or reimburse WebXpress for the expenses of such audit. If any such audit discloses a shortfall in payment to WebXpress of more than fifteen (15%) for any quarter, WebXpress may terminate this Agreement.

      3.3 TAXES. Licensee shall complete the Resale Certificate attached in Schedule D. Licensee agrees to provide WebXpress with further documentation, as reasonably necessary, supporting such status. Licensee shall be responsible for any sales or use or other taxes (other than taxes based on WebXpress's net income) to the extent that any such taxes may arise in connection with this Agreement.

4.    WARRANTIES AND SUPPORT.

      4.1 LIMITED WARRANTY. WebXpress warrants that for a period of ninety (90) days following delivery to Licensee, the WebXpress Software will perform substantially in accordance with the accompanying WebXpress Documentation. WebXpress does not warrant that the WebXpress Software will be error-free or will operate without interruption. Licensee's exclusive remedy for breach of the warranty contained in this Section 4.1 shall be, at WebXpress's discretion, the correction of any such failure to perform, or if adequate correction


                                       4.
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has on been forthcoming within reasonable time, refund of the license fee paid by Licensee with respect to such non-conforming WebXpress Software.

      4.2 WEBXPRESS WARRANTY DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 4.1, WEBXPRESS HEREBY DISCLAIMS ALL OTHER WARRANTIES EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE WEBXPRESS SOFTWARE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

      4.3 SERVICE AND SUPPORT. Subject to a current annual support contract being in place and payment of any applicable support fees by Licensee, WebXpress agrees to provide support and software upgrades as described in Schedule E.

      4.4 END-USER SUPPORT. Licensee shall, at its own expense, be solely responsible for providing technical support (including without limitation warranty service) and training to its Distributors and End-Users for the Integrated Products. Licensee shall ensure that all questions from Distributors or End-Users regarding the use or operation of the Integrated Products are addressed to and answered by Licensee.

5.    INDEMNIFICATION.

      5.1 WEBXPRESS INDEMNITY. WebXpress shall indemnify, defend and hold Licensee harmless from and against any claim that the WebXpress Software as used within the scope of this Agreement infringes the copyright, trademark, trade secret or United States patent issued as of the Effective Date of any third party, provided that (i) Licensee notifies WebXpress promptly in writing of the claim; (ii) WebXpress has sole control of the defense and all related settlement negotiations except to the extent that such settlement imposes obligations on Licensee in which case Licensee must approve prior to settlement; and (iii) Licensee provides WebXpress with reasonably necessary assistance, information, and authority to perform the above at WebXpress's expense.

      5.2 EXCLUSIONS. WebXpress shall have no liability for any claim of infringement based on (i) use of other than the latest commercially available version of the WebXpress Software provided to Licensee, to the extent the infringement would have been avoided by use of such version; (ii) modification of the WebXpress Software by Licensee to the extent the infringement would have been avoided without such modification; or (iii) the combination or use of the WebXpress Software furnished hereunder with materials not furnished by WebXpress to the extent such infringement would have been avoided by use of the WebXpress materials alone.

      5.3 ALTERNATIVES. In the event the WebXpress Software is held to, or WebXpress believes is likely to be held to, infringe any third party copyright, trademark, trade secret or United States patent issued as of the Effective Date, WebXpress shall have the right at its sole option and expense to (i) substitute or modify the WebXpress Software so that it is non-infringing, while retaining equivalent features and functionality; or (ii) obtain for Licensee a license to continue using the WebXpress Software under commercially reasonable terms; or
(iii) if (i) and (ii) are not reasonably practicable, terminate this Agreement as to the infringing


                                       5.
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WebXpress Software and return to Licensee any license fees paid by Licensee hereunder with respect thereto during the two years immediately prior to the infringement.

      5.4 SOLE OBLIGATION. The foregoing states the sole obligation and exclusive liability of WebXpress, and Licensee's sole recourse and remedy for any infringements or claims of copyright and patent infringement by the WebXpress Software.

      5.5 LICENSEE INDEMNITY. Licensee agrees to indemnify, defend and hold WebXpress harmless from and against any costs, losses, liabilities, claims or expenses (including attorneys' fees) arising out of: (i) any claim that any Integrated Product infringes upon the intellectual property or proprietary rights of any third party, except to the extent such arises from infringement of such rights by the WebXpress Software; (ii) the distribution of any Integrated Product by Licensee or its Distributors; or (iii) the use of any Integrated Product by any End-User, Distributor or third party.

6.    TERM AND TERMINATION.

      6.1 INITIAL TERM. This Agreement shall become effective on the Effective Date and shall remain in effect for a period of three (3) years thereafter unless the Agreement is terminated as provided below.

      6.2   TERMINATION.

            6.2.1 BREACH. If either party defaults in a payment or other material obligation under this Agreement and, in the case of breaches capable of cure, fails to completely cure such default for a period of thirty (30) days after written notice of default from the non-breaching party, the non-breaching party may terminate this Agreement, in accordance with the provisions of this
Section 6, upon written notice of termination given to the defaulting party.

            6.2.2 INSOLVENCY. Notwithstanding anything contained herein to the contrary, either party may terminate this Agreement immediately by notice to the other if:

                  (i)   the other ceases to carry on its business; or

                  (ii) a receiver or similar officer is appointed for the other and is not discharged within thirty (30) days; or

                  (iii) the other becomes insolvent, admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, at makes an assignment for the benefit of its creditors or another arrangement of similar import; or

                  (iv) proceedings under bankruptcy or insolvency laws we commenced by or against the other and me not dismissed within (30) days.

      6.3 EFFECT OF TERMINATION. Upon termination of this Agreement, (i) the rights and licenses granted to Licensee pursuant to this Agreement shall automatically terminate, (ii) Licensee shall certify to WebXpress that all WebXpress Software subject to this Agreement and in Licensee's possession has been destroyed or removed from Licensee's equipment and


                                       6.

(iii) Licensee shall cease to use all intellectual property of WebXpress. Within thirty (30) days of termination, Licensee shall provide to WebXpress a license foe report and pay all license fees accruing as of the date of termination in accordance with Section 3.1. All licenses granted to End-User pursuant to appropriate End-User License Agreements shall survive termination, Sections 1, 2.7, 3, 4.2, 4.4, 5, 6.3, 7, 8 and 9 shall survive the expiration or earlier termination of this Agreement.

7.    CONFIDENTIALITY.

      7.1 DEFINITION. For purposes of this Agreement, "Confidential Information" of a party means information or materials disclosed or otherwise provided by such party ("Disclosing Party") to the other party ("Receiving Party") that are identified as confidential or proprietary. "Confidential Information" does not include that which (i) was known to the Receiving Party, without restriction and without duty of confidentiality, at the time of disclosure, as evidenced by the written records of Receiving Party, (ii) is or becomes part of public knowledge other than as a result of any action or inaction of the Receiving Party, (iii) is obtained by die Receiving Party from an unrelated third party without a duty of confidentiality, or (iv) is independently developed by the Receiving Party without reliance upon or use of the Confidential Information of the Disclosing Party. Without limiting the generality of the foregoing, and notwithstanding the exclusions hereinbefore set forth. "Confidential Information" of WebXpress includes any information relating to the development, design, manufacture and specifications of WebXpress Software.

      7.2 RESTRICTIONS ON USE AND DISCLOSURE. The Receiving Party shall not use Confidential Information of the Disclosing Party for any purpose other than in furtherance of this Agreement and the activities described herein. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any third parties except as otherwise permitted hereunder. The Receiving Party may disclose Confidential Information of the Disclosing Party only to those employees, consultants or sub-Licensees who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions (including, without limitation, provisions relating to nonuse and nondisclosure) no less restrictive than those required by the Receiving Party for its own comparable Confidential Information. The Receiving Puny shall maintain Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances. Any copies of the Disclosing Party's Confidential Information shall be identified as belonging to the Disclosing Party and prominently marked "Confidential."

      7.3 LEGAL OBLIGATION TO DISCLOSE. This Agreement will not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by a judicial order or other legal obligation, provided that, in such event, the Receiving Party shall promptly notify the Disclosing Parry to allow intervention, and shall cooperate with the Disclosing Party to contest or minimize the scope of the disclosure (including application for a protective order). Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying parry becomes aware.


                                       7.

      7.4 INJUNCTIVE RELIEF. Licensee acknowledges that the Confidential Information of WebXpress are valuable trade secrets of WebXpress and that any unauthorized use or disclosure of such information would cause WebXpress irreparable harm for which its remedies at law would be inadequate. Accordingly, Licensee acknowledges and agrees that WebXpress shall be entitled, in addition to any other remedies available to it at law or in equity, to seek the issuance of injunctive or other equitable relief.

      7.5 RETURN OF CONFIDENTIAL INFORMATION. Upon the expiration or earlier tem of this Agreement, each party (as Receiving Party) shall immediately return to the Disclosing Party all Confidential Information of the Disclosing Party embodied in tangible form, or certify in writing to the Disclosing Party that all such Confidential Information his been destroyed. The terms of this Section 7 shall survive the expiration or earlier termination of this Agreement for a period of five (5) years.

      7.6 SOURCE CODE PROTECTIONS. Licensee shall not under any circumstances attempt or knowingly encourage any End-User, Distributor or third party to decompile, decipher, disassemble, reverse engineer or otherwise decrypt or discover the source code for the WebXpress Software, or fail to enforce restrictions against any End-Users, Distributors or other third parties doing the sme.

8.    LIMITATION OF LIABILITY.

      EXCEPT FOR BREACHES OF SECTION 2 OR SECTION 7. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF THIS AGREEMENT AND HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR LOSS OF DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL WEBXPRESS'S CUMULAT1VE LIABILITY ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY LICENSEE TO WEBXPRESS PURSUANT TO THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

9.    MISCELLANEOUS.

      9.1 CONFIDENTIALITY OF AGREEMENT. Both WebXpress and Licensee agree that the terms and conditions of this Agreement shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement can be made in any form without the prior written consent of the other party; provided, however, that the existence of this Agreement shall not be treated as Confidential Information and that either party may disclose the terms and conditions of this Agreement:

            (i)   as required by any court or other governmental body;

            (ii)  as otherwise required by law;

            (iii) to legal counsel of the parties;


                                       8.

            (iv) in confidence, to accountants, banks, proposed investors, and financing sources and their advisors;

            (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

            (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

      9.2 PRESS RELEASE. Upon mutual agreement, WebXpress and Licensee shall issue a joint press release announcing the relationship contemplated by this Agreement with mutual endorsements for Integrated Products and WebXpress Software.

      9.3   REFERENCE.

            (i) CUSTOMER REFERENCE. The Licensee agrees that WebXpress may disclose the name of the Licensee as a customer on the WebXpress web site and on other promotional materials. Licensee further agrees to provide WebXpress with the following customer reference information for possible use an WebXpress's web site and on other promotional material in conjunction with the Licensee's name:
(i) a brief marketing summary of the Licensee's Integrated Products under this Agreement, and (ii) a quotation on how WebXpress's products and/or services contributed to the success of the Integrated Products under this Agreement. Licensee agrees to discuss the WebXpress Software with the press, industry analysts and prospective (noncompetitive) customers on a limited basis to be mutually agreed upon by both parties.

            (ii) WEBXPRESS REFERENCE. WebXpress agrees that the Licensee may disclose the name of WebXpress as a Software Supplier or Partner on the web site and on other promotional materials. WebXpress further agrees to provide Licensee with the following reference jr1formatinn for possible use on Licensee to web site and on other promotional material in conjunction with WebXpress name: (i) a brief marketing summary of WebXpress Products under this Agreement, and (ii) a joint press release subject to approval of both Parties on how Licensee's products and/or services contributed to the success of the Integrated Products under this Agreement WebXpress agrees to discuss the arrangement with the press, industry analysts and prospective (non-competitive) customers on a limited basis to be mutually agreed upon by both parties.

      9.4 ASSIGNMENT. Licensee may not assign this Agreement or any rights or obligations hereunder, by operation of law or otherwise without this prior written consent of WebXpress, which shall not be unreasonably withheld.

      9.5 NOTICES. All notices between the parties shall be in writing and shall be deemed to have been given if personally delivered or sent by certified or registered mail (return receipt) or telecopy to the addresses set forth as follows, or such other address as is provided by notice as set forth herein:


                                       9.

            If To WebXpress to:     BEA WebXpress, Inc.
                                    Attn:  Legal Counsel
                                    550 California Street 9th Floor
                                    San Francisco, CA 94104

            If to Licensee to:      Eloquent, Inc.
                                    2000 Alameda de las Pulgas
                                    Suite 100
                                    San Mateo, CA 94403
                                    Attn: Kim Byers, Product Manager

            With copy to:           Legal Counsel at Eloquent

Notices shall be deemed effective upon receipt or, if delivery is not effected by reason of some fault of the addressee, when tendered.

      9.6 GOVERNING LAW; FORUM SELECTION. This Agreement shall be governed by the laws of the State of California, as applied to agreements made, entered into and performed entirely in California by California residents. All disputes wising out of this Agreement shall be subject To the exclusive jurisdiction and venue of the California state courts of San Francisco County, California (or, If there is exclusive federal jurisdiction, the United Stated District Court for the Northern District of California), and the parties consent to the personal and exclusive jurisdiction of these courts. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

      9.7 SEVERABILITY. Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible, be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected.

      9.8 LEGAL COMPLIANCE. Licensee may not download or otherwise export or re-export the WebXpress Software or any underlying information or technology except in full compliance with all United States and other applicable laws and regulations. In particular, but without limitation, none of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria, or Sudan, or (ii) to anyone on the US Treasury Department's list of Specially Designated Nationals or the US Commerce Department's Table of Deny Orders. By licensing the Software, Licensee is agreeing to the foregoing and Licensee are representing and warranting that Licensee is not located in, under control of, or a national or resident of any such country or on any such list.

      9.9 WAIVER. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

      9.10 INDEPENDENT CONTRACTORS. The relationship of the parties hereunder shall be that of independent contractors, and nothing herein shall create or be deemed to create a joint venture, partnership, agency or employer/employee relationship. In no event will either party be permitted to make any agreement, or represent that it is authorized to make any agreement, on behalf of the other party, without the prior written consent of such other party.


                                      10.

      9.11 THIRD PARTY BENEFICIARY. The parties agree and acknowledge that RSA Data Security, Inc. ("RSA") is and shall be a third party beneficiary of WebXpress's rights and Licensee's obligations under this Agreement

      9.12 ENTIRE AGREEMENT. This Agreement, along with the Schedules attached hereto herein by reference, sets forth the entire Agreement between the parties and all prior proposals, agreements, and representations between them, whether written or oral. This Agreement may be changed only by mutual agreement of the parties in writing.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed officers or representatives as of the Effective Date.

WEBXPRESS, INC.                           LICENSEE



By:  [Signature Illegible]                By:  [Signature Illegible]
   ---------------------------------         ---------------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Title:                                    Title:
      ------------------------------            ------------------------------



                                      11.

                                   SCHEDULE A

                               WEBXPRESS SOFTWARE


WebXpress Software covered by this Agreement:

WebLogic Xpress, or the equivalent product as it may be renamed.

WebLogic Server, base and clustering versions , or the equivalent products as they may be renamed.

License Key: WebXpress will deliver enabling code to Licensee on the Effective Date. Licensee will incorporate such code into the Integrated Products, which will make the WebXpress Software nonfunctional without the presence or the Integrated Products.

                                   SCHEDULE B

                               INTEGRATED PRODUCTS


Integrated Products covered by this Agreement:

Eloquent Communication Portal or the equivalent product as it may be renamed.

The following describes the function and purpose of each of the Integrated Products covered by this Agreement:

Eloquent Communications Portal will provide:

-     content aggregation
-     personalization
-     ability to manage content and end-users
-     ability to deliver and manage rich media

                                   SCHEDULE C

                            LICENSE AND SUPPORT 1MES


C.1.  LICENSE FEES:

LICENSE FEES OWED

No license fees will be owed for shipments of marketing, demonstration, training and customer evaluation copies of the Integrated Product ("Promotional Copies"). License Fees will be owed for all shipments of the Integrated Product made during the previous calendar quarter less any Promotional copies shipped during the same quarter ("Units Sold"). Reports to substantiate license fees shall include the city and state where each customer is located, WebXpress Software; Units Sold; Unit License Fee; total license fees due. Unit License Fee each calendar quarter reporting period shall be the List Price less the applicable Discount for such reporting period.

US LIST PRICE LICENSE FEES AS OF EFFECTIVE DATE:

      WebLogic Express                          $2,500.00 per CPU
      WebLogic Server, base version             $10,000 per CPU
      WebLogic Server with Clustering option    $15,000.00 per CPU

DISCOUNT LEVELS

Licensee will have the right to purchase the WebXpress Software licensed under this Agreement at the following discounts from the then-current local list price, "Cumulative License Fees" shall mean the cumulative amounts paid by licensee during the term of this Agreement. In the event that Licensee meets the following Cumulative License Fee ranges, it shall be entitled to the following discount levels:

--------------------------------------------------------------------------------
        CUMULATIVE LICENSE FEES              DISCOUNT LEVEL
--------------------------------------------------------------------------------
      $0-75,000                                   15%
--------------------------------------------------------------------------------
      $75,001-$150,000                            25%
--------------------------------------------------------------------------------
      $150,001-$300,000                           30%
--------------------------------------------------------------------------------
      $300,001-$500,000                           40%
--------------------------------------------------------------------------------
      $500,001-$1,000,000                         60%
--------------------------------------------------------------------------------

WebXpress agrees that pricing payable by Licensee under this Agreement for the Weblogic Express product will not increase for the Term, of this Agreement.




                                       1.

C.2.  ANNUAL SUPPORT FEES.

Annual Support Fees for 5x12 support for the WebXpress Software component of the Integrated Product are due on a quarterly basis. Annual Support Fees will be 20% of the List Price for those Integrated Products for which a maintenance renewal date or initial commencement date for maintenance occurs during the previous calendar quarter. Reports to substantiate support fees shall include the city and state whom each customer is located, WebXpress Software, Number of Eligible Products, total support fees due.

C.3.  LICENSE FEE FOR USE OF RSA'S SSL PRODUCT:

In addition to the License Fees described above, Licensee must pay $50 per server and $7,500 per year for unlimited clients to WebXpress pursuant to WebXpress's License Agreement with RSA; provided, however, Licensee shall not be obligated to pay such fee to the extent the WebXpress Software licensed hereunder does not incorporate RSA's SSL product.




                                       2.

                                   SCHEDULE D

                                RESALE CERTMCATE


WE HEREBY CERTIFY that:

we hold a valid seller's permit NO. SR BHA 97028646 issued pursuant to laws and regulations governing Sales and Use Tax in the state of: CALIFORNIA;

that we are engaged in the business of selling:  SOFTWARE;

that the products described within this TSV Software License Agreement, which we shall license from WEBXPRESS, will be resold by us {licensed to out customers}, in accordance with the terms of the Agreement. A Description of the products to be licensed from WebXpress is contained in the relevant schedule of the Agreement.



---------------------------------------------
(Signature of Purchaser or Authorized Agent)


---------------------------------------------
(Title)

                                   SCHEDULE E

                            SERVICE AND SUPPORT TERMS


WebXpress shall provide product support to Licensee to support its integration of WebXpress Software into Licensee's applications, Support means that WebXpress will provide: (a) software upgrades and product enhancements upon their commercial release, and appropriate documentation with respect thereto, and (b) technical assistance with respect to the WebXpress Software, including
(i) clarification of functions and features; (ii) clarification of documentation; (iii) technical support and guidance in the operation of the WebXpress Software; and (iv) WebXpress Software error analysis and correction. Major product releases, defined as a new product or added features for which there is a separate charge generally for all WebXpress customers, are not covered by this Service and Support contract, and WebXpress retains the right to determine in its sole discretion if a release constitutes an upgrade to an existing product or a major product release. WebXpress will use commercially reasonable efforts to provide error corrections or work-arounds for the most severe errors as soon as possible and based upon WebXpress classification of the severity of the error.

Support shall be provided in compliance with Severity definitions and Escalation guidelines as defined in Sections IV and V of this Schedule.

I. ENGINEERING CONTACTS - Licensee will designate no more than 5 individuals who will be responsible for communicating and escalating support issues between the companies.

II. REPORTING ISSUES - Licensee will report support requests via email or phone as convenient. Licensee agrees to provide WebXpress with all the necessary information to resolve the reported issue. This may include: issue classification, test cases for isolating and reproducing the issue and other issue documentation.

III. PHONE COVERAGE - WebXpress's Support Center is staffed Monday through Friday from 7:00 a.m. to 7:00 p.m. Pacific Time. For off-hour emergencies, procedures can be customized to Licensee's specific needs upon mutual agreement.

IV.   ISSUE DEFINITION -

      - SEVERITY 1 - Issue that impacts Licensee's application development schedule, or an End-User's production capability. A high severity issue is an error that causes a major feature of Licensee `s product to be unusable or causes irreparable loss of data and no recovery or work-arounds are available.

      - SEVERITY 2 - Issue that results when a major feature is operational but unstable or unreliable. Such error would not stop development.

      - SEVERITY 3 -Enhancements or defects that am targeted for updates, but do not result in the loss of functionality in a major feature.


                                       1.

V. ESCALATION GUIDELINES - WebXpress's assigned Engineers will adhere to the following timeframes for internal escalation of Licensee's support requests in order to ensure maximum service responsiveness.

--------------------------------------------------------------------------------
     SEVERITY      SEVERITY 1  SEVERITY 2     SEVERITY 3      ESCALATION POINT
    DEFINITION                                                FOR SEV. 1 ISSUES
--------------------------------------------------------------------------------
Initial Response   4 hours     8 hours       12 hours         N/A
--------------------------------------------------------------------------------
Level 1 - problem  24 hours    2 days        4 days           Support Manager
determination
--------------------------------------------------------------------------------
Level 2 -          2 days      1 week        2 weeks          Support Manager
problem isolation
--------------------------------------------------------------------------------
Level 3 -          7 days      3 weeks       N/A              Support Manager
Engineering
--------------------------------------------------------------------------------

VI. END-OF-LIFE PRODUCT SUPPORT - WebXpress agrees to provide product support to Licensee for the previous two versions of WebXpress products, or 12 months' versions, whichever is less.

VII. Expanded support or technical assistance is available upon mutual agreement of the parties at an additional charge in accordance with WebXpress's then-current policy.



                                       2.